Exhibit 99.1

VSee Health to Provide Telehealth and Billing Services to SkywardRx Clients

SAN JOSE, Calif., July 24, 2024 -- VSee Health, Inc. (NASDAQ: VSEE), a provider of comprehensive telehealth services that customize telehealth workflow streams, enhance patient care and turnkey billing services, announces it has partnered with SkywardRx, a digital healthcare services and consulting firm, to provide telehealth and billing services to SkywardRx’s nonprofit, hospital and Fortune 20 corporate clients. This partnership allows both organizations to expand their shared commitment of optimizing patient access within critical areas of healthcare delivery including behavioral health, nutritional wellness and substance abuse, while reducing overall healthcare cost for both the patient and provider.

"This new partnership is an important step in our mission to improve healthcare delivery and access for the most vulnerable patient populations," said Imo Aisiku, M.D., co-CEO and Chairman of VSee Health. "By combining VSee’s turnkey technology and billing services with SkywardRx’s personal consulting services, we have the opportunity to advance our commitment of optimizing the patient experience and reducing healthcare costs for both patients and healthcare providers. This partnership has the potential to expand our services to the approximately five million patients served by SkywardRx and their clients."

"We are incredibly excited to partner with VSee Health, bringing together the best in healthcare technology and patient engagement," said Dave Rike, co-Founder and CRO of SkywardRx. "VSee Health’s billing and telehealth services are a critical component in delivering better health outcomes to our clients. Our customer base includes national nonprofits, health systems, employer groups and individuals looking to save money and improve their health."

About VSee Health

VSee Health is a software-as-a-service (SaaS) platform that enables clinicians and enterprises to create their telehealth workflows without programming. VSee Health’s system allows a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

With a focus on patient disease state telemedicine and turnkey billing services, VSee Health has integrated an intensive care, critical care and neuro solution, powered by iDoc Telehealth Solutions, as its initial module for the VSee Health software platform. This technology encompasses a set of integrated telehealth technologies and a team of neurointensivists, neurologists, tele-radiologists that treat and coordinate care for acutely ill patients 24/7/365 in the neurointensive care unit (Neuro-ICU), cardiac surgery intensive care unit (CS-ICU) and the intensive care unit (ICU) for stroke, brain trauma and a wide range of neurological conditions. For more information, please visit www.vseehealth.com.

About SkywardRx

SkywardRx stands as a leading healthcare consulting firm with a distinguished track record of collaboration with non-profits, hospitals, and Fortune 20 companies. Co-founders Dave Rike and Alex Whitacre, both industry stalwarts with over 30 years of combined healthcare experience, bring a wealth of knowledge and success, having successfully built various healthcare enterprises throughout their careers. Their commitment to driving positive change in the healthcare landscape stands as the cornerstone of SkywardRx's mission. Learn more at www.skywardrx.com.

Forward-Looking Statements

Matters discussed in this release that are not statements of historical or current facts, including but not limited to those relating to VSee Health’s ability to improve healthcare access and Provider efficiencies, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee and its technology and billing services is included from time to time in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of VSee’s periodic and current filings with the SEC, which are also made available on VSee’s website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise.

Contacts

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com